Exhibit 10.7


                               PURCHASE AGREEMENT
               This form approved by the Minnesota Association of
                REALTORS(R); Minnesota Association of REALTORS(R)
                  disclaims any liability arising out of use of
                              misuse of this form.

                                 Date 02-21-2004

RECEIVED OF Earl Fischer and/or assigns the sum of two-hundred fifty-thousand and no/100 Dollars ($250,000.00) by check as earnest money. Said earnest money is part payment for the purchase of the property located at:

Street Address:  12420 Wyoming Ave S and 12498 Wyoming Ave S.
City of Savage, County of Scott, State of Minnesota,

Legally described as: PID#: 26-020-0060; 26-020-0070; 26-020-0080; 26-020-0090;
26-020-0100; 26-020-0110; 26-020-0120

including the following property, if any, owned by Seller and used and located on said property: garden bulbs, plants, shrubs, and trees; storm sash, storm doors, screens and awnings; window shades, blinds, traverse and curtain and drapery rods; attached lighting fixtures and bulbs; plumbing fixtures, water heater, heating plants (with any burners, tanks, stokers and other equipment used in connection therewith), central air conditioning equipment, electronic air filter, Water Softener [NONE], built-in humidifier and dehumidifier, liquid gas tank and controls (if the property of Seller), sump pump; attached television antenna, cable TV jacks and wiring; BUILT-INS: dishwashers, garbage disposals, trash compactors, ovens, cook top stoves, microwave ovens, hood fans, intercoms; ATTACHED: carpeting; mirrors; garage door openers and all controls; smoke detectors; fireplace screens; doors and heatolaters; AND the following personal property and equipment not included - see page 3 of 3 (addendum).

all of which property Seller has this day agreed to sell to Buyer for sum of:
($1,400,000.00) one-million four-hundred thousand and no/100 Dollars, which Buyer agrees to pay in the following manner: Earnest money of $250,000.00 and $100,000.00 cash on or before April 30,2004, the date of closing, and the balance of $1,050,000.00 by financing in accordance with the attached addendum:
Conventional

This Purchase Agreement IS NOT contingent upon the sale of another property.

Attached are other addenda which are made a part of this Purchase Agreement. (Enter page or pages on line 2)

DEED/MARKETABLE TITLE: Upon performance by Buyer, Seller shall deliver a Warranty Deed, conveying marketable title, subject to: (A) Building and zoning laws, ordinances, state and federal regulations; (B) Restrictions relating to use or improvement of the property without effective forfeiture provisions; (C) Reservation of any mineral rights by the State of Minnesota; (D) Utility and drainage easements which do no interfere with existing improvements; (E) Rights of tenants is as follows (unless specified, not subject to tenancies): See Lease referenced in Addendum; (F) Others (Must be specified in writing):

TITLE & EXAMINATION: Seller shall, within a reasonable time after acceptance of this agreement, furnish an abstract of title, or a registered property abstract, certified to date to include proper searches covering bankruptcies, state and federal judgments and liens, and levied and pending special assessments. Buyer shall be allowed 10 business days after receipt of abstract for examination of title and making any objections which shall be made in writing or deemed waived. If any objection is so made, Seller shall have 10 business days from receipt of Buyer's written title objections to notify Buyer of Seller's intention to make title marketable within 120 days from Seller's receipt of such written objection. If notice is given, payments hereunder required shall be postponed pending correction of title, but upon correction of title and within 10 days after written notice to Buyer the parties shall perform this Purchase Agreement according to its terms. If no such notice is given or if notice is given but title is not corrected within the time provided for, this Purchase Agreement shall be null and void, at option of Buyer; neither party shall be liable for damages hereunder to the other and earnest money shall be refunded to Buyer; Buyer and Seller agree to sign cancellation of Purchase Agreement. Buyer agrees to accept an owner's title policy in the full amount of the purchase price in lieu of an abstract of title if the property is subject to a master abstract or if no abstract of title is in Seller's possession or control. If Buyer is to receive such policy (1) the title examination period shall commence upon Buyer's receipt of a current title insurance commitment and (2) Seller shall pay the entire premium for such policy if no lender's policy is obtained, and only the additional cost of obtaining a simultaneously issued owner's policy if a lender's policy is obtained (Buyer shall pay the premium for the lender's policy).

REAL ESTATE TAXES shall be paid as follows:

Buyer shall pay, prorated from day of closing, real estate taxes due and payable in the year 2004. Seller shall pay, prorated to day of closing, real estate taxes due and payable in the year 2004. In the event the closing date is changed, the real estate taxes paid shall, if prorated, be adjusted to the new closing date. Seller warrants taxes due and payable in the year 2004 will be NON-homestead classification. In the event 2004 real estate taxes are part or non-homestead classification, Seller agrees to pay Buyer at closing $0 toward the non-homestead portion of the real estate taxes. Buyer agrees to pay any remaining balance of non-homestead taxes when they become due and payable. Neither Seller nor Agent(s) make any representation concerning the amount of subsequent real estate taxes.

SPECIAL ASSESSMENTS shall be paid as follows:

BUYER AND SELLER SHALL PRORATE AS OF THE DATE OF CLOSING all installments of special assessments certified for payment with the real estate taxes due and payable in the year of closing.

SELLER SHALLY PAY on date of closing all other special assessments levied as of the date of closing. SELLER SHALL PROVIDE FOR PAYMENT OF special assessments pending as of the date of closing for improvements that have been ordered by the City Council or other assessing authorities.

SELLER SHALLY PAY on date of closing any deferred real estate taxes or special assessments payment of which is required as a result of the closing of this sale. Buyer shall pay real estate taxes due and payable in the year following the closing and thereafter and any unpaid special assessments payable therewith and thereafter, the payment of which is not otherwise provided.

POSSESSION: Seller shall deliver possession of property no late than one day after closing.

SUBDIVISION OF LAND: If this sale constitutes or requires a subdivision of land owned by Seller, Seller shall pay all subdivision expenses and obtain all necessary governmental approvals. Seller warrants the legal description of the real property to be conveyed has been or will be approved for recording as of the date of closing.

GENERAL WARRANTIES: SELLER WARRANTS THAT THE BUILDINGS, IF ANY, ARE ENTIRELY WITHIN THE BOUNDARY LINES OF THE PROPERTY. SELLER WARRANTS THAT THERE IS A RIGHT OF ACCESS TO THE PROPERTY FROM A PUBLIC RIGHT OF WAY. THESE WARRANTIES SHALL SURVIVE THE DELIVERY OF THE DEED OR CONTRACT FOR DEED.

SELLER WARRANTS THAT PRIOR TO THE CLOSING PAYMENT IN FULL WILL HAVE BEEN MADE FOR ALL LABOR, MATERIALS, MACHINERY, FIXTURES OR TOOLS FURNISHED WITHIN THE 120 DAYS IMMEDIATELY PRECEDING THE CLOSING DATE IN CONNECTION WITH CONSTRUCTION, ALTERATION OR REPAIR OF ANY STRUCTURE ON OR IMPROVEMENT TO THE PROPERTY.

SELLER WARRANTS THAT SELLER HAS NOT RECEIVED ANY NOTICE FROM ANY GOVERNMENTAL AUTHORITY AS TO VIOLATION OF ANY LAW, ORDINANCE OR REGULATION. IF THE PROPERTY IS SUBJECT TO RESTRICTIVE COVENANTS, SELLER WARRANTS THAT SELLER HAS NOT RECEIVED ANY NOTICE FROM ANY PERSON OR AUTHORITY AS TO A BREACH OF THE COVENANTS. ANY NOTICES RECEIVED BY SELLER WILL BE PROVIDED TO BUYER IMMEDIATELY.

SPECIAL WARRANTIES EXCEPT AS NOTED ON REAL ESTATE TRANSFER DISCLOSURE STATEMENT:
SELLER WARRANTS THAT THE PROPERTY IS DIRECTLY CONNECTED TO: CITY SEWER YES X NO
__ CITY WATER YES X NO __. SELLER WARRANTS THAT ALL APPLIANCES, HEATING, AIR CONDITIONING, WIRING AND PLUMBING SYSTEMS USED AND LOCATED ON SAID PROPERTY WILL BE IN PROPER WORKING ORDER ON THE DATE OF CLOSING. BUYER HAS THE RIGHT TO INSPECT PROPERTY PRIOR TO CLOSING. BUYER ACKNOWLEDGES THAT NO ORAL REPRESENTATIONS HAVE BEEN MADE BY EITHER SELLER OR AGENT(S) REGARDING POSSIBLE PROBLEMS OF WATER IN BASEMENT, OR DAMAGE CAUSED BY WATER OR ICE BUILD-UP ON THE ROOF OF THE PROPERTY AND BUYER RELIES SOLELY IN THAT REGARD ON THE FOLLOWING STATEMENT BY SELLER:

SELLER HAS NOT HAD A WET BASEMENT, AND HAS NOT HAD ROOF, WALL OR CEILING DAMAGE CAUSED BY WATER OR ICE BUILD-UP (If answer is HAS, see Seller's explanation on the real estate transfer disclosure statement, if applicable.) Buyer HAS NOT received and accepted a real estate transfer disclosure statement. (If answer is HAS NOT, Buyer relies solely on Buyer's own inspection of the property and the warranties of Seller expressly set forth in this agreement.) BUYER HAS RECEIVED THE TRUTH IN HOUSING INSPECTION REPORT, IF REQUIRED BY MUNICIPALITY. BUYER &

SELLER INITIAL: Buyer(s) EF Seller(s) RHD.

RISK OF LOSS: If there is any loss or damage to the property between the date hereof and the date of closing, for any reason including fire, vandalism, flood, earthquake or act of God, the risk of loss shall be on Seller. If the property is destroyed or substantially damaged before the closing date, this Purchase Agreement shall become null and void, at Buyer's option, and earnest money shall be refunded to Buyer; Buyer and Seller agree to sign cancellation of Purchase Agreement.

BUYER/SELLER ARBITRATION SYSTEM:

ANY CLAIM OR DEMAND OF SELLER(S), BUYER(S), BROKER(S) OR AGENT(S), OR ANY OF THEM, ARISING OUT OF OR RELATING TO THE PHYSICAL CONDITION OF THE PROPERTY COVERED BY THIS PURCHASE AGREEMENT (INCLUDING WITHOUT LIMITATION CLAIMS OF FRAUD, MISREPRESENTATION, WARRANTY AND NEGLIGENCE), SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES, THEN IN EFFECT, ADOPTED BY THE AMERICAN ARBITRATION ASSOCIATION AND THE MINNESOTA ASSOCIATION OF REALTORS(R). THIS IS A SEPARATE VOLUNTARY AGREEMENT BETWEEN THE PARTIES AND BROKERS/AGENTS. FAILURE TO AGREE TO ARBITRATE DOES NOT AFFECT THE VALIDITY OF THIS PURCHASE AGREEMENT. THIS DISPUTE RESOLUTION SYSTEM IS ONLY ENFORCEABLE IF ALL PARTIES AND BROKERS/AGENTS HAVE AGREED TO ARBITRATE AS ACKNOWLEDGED BY INITIALS BELOW.

Buyer(s) EF Seller(s) RHD LISTING BROKER/AGENT _______ SELLING BROKER/AGENT

TIME OF ESSENCE: Time is of the essence in this Purchase Agreement.

ENTIRE AGREEMENT: This Purchase Agreement, any attached exhibits and any addenda or amendments signed by the parties, shall constitute the entire agreement between Seller and Buyer, and supercedes any other written or oral agreements between Seller and Buyer. This Purchase Agreement can be modified only in writing signed by Seller and Buyer.

ACCEPTANCE: Buyer understands and agrees that this Purchase Agreement is subject to acceptance by Seller in writing. Agents are not liable or responsible for any covenants, obligations or warranties made in this Purchase Agreement, except the agents are liable to return or account for the earnest money and to arbitrate, if so agreed. The delivery of all papers and monies shall be made at the listing broker's office.

DEFAULT: If title is marketable or is corrected as provided herein, and Buyer defaults in any of the agreements herein, Seller may terminate this Purchase Agreement and payments made hereunder may be retained by Seller and Agent, as their respective interests may appear. This provision shall not deprive either Buyer or Seller of the right to recover damages for a breach of this agreement or of the right of specific performance of this agreement, provided this Purchase Agreement is not terminated, and further provided, as to specific performance, such action is commenced within six months after such right of action arises.

AGENCY DISCLOSURE: [NONE] STIPULATES HE OR SHE IS REPRESENTING THE __________ IN THIS TRANSACTION. THE LISTING AGENT OR BROKER STIPULATES HE OR SHE IS REPRESENTING THE SELLER IN THIS TRANSACATION. BUYER & SELLER INITIAL:
Buyers (s) _______ Seller(s) _______

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                                            I agree to purchase the property for
                                            the price on the terms and
                                            conditions set forth above.

                                            /s/ Earl Fischer           2/21/04
/s/ Robert H. Davis           2/21/04       Earl Fischer
Robert H. Davis
Vice President
GREENMAN TECHNOLOGIES OF MINNESOTA, INC.

DATE OF FINAL ACCEPTANCE      2-21-04       SELLER'S AGENT            NONE
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         THIS IS A LEGALLY BINDING CONTRACT BETWEEN BUYERS AND SELLERS.
    IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AND APPROPRIATE PROFESSIONAL.

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                                              ADDENDUM TO

                                           PURCHASE AGREEMENT
                           This form approved by the Minnesota Association of
                             REALTORS(R); Minnesota Association of REALTORS(R) disclaims any liability arising out of use of misuse of this form.

                                            Date 02-21-2004
-------------------------------------------------------------------------------

Addendum to Purchase Agreement between parties dated 2/21/2004 pertaining to the purchase and sale of the property at 12420 and 12498 Wyoming Ave. S.; Savage, MN.

Personal property not included: Office furniture, file cabinets, copiers, computers, fax machines, and other misc. office equipment. Also no plant machinery and equipment/tools used to conduct business in or on the premises; all inventoried products and/or raw materials; and all rolling stock (power units, trailers, and roll-off cages) shall not be included.

12 year Lease Agreement, terms and conditions spelled out there in and agreed to:

      -Triple Net Lease
            Years             Dollar amount per month
            -----             -----------------------

         1 through 4                 $16,250.00
         5 though 8                  $17,550.00
         9 through 12                $18,950.00

See included surveys titled exhibits A and B for detailed land descriptions.


/s/ Robert H. Davis         2-21-04        /s/ Earl Fischer              2-21-04